UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

DOLLAR TREE, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD LEADERS UNIFORM LLC

STARBOARD LEADERS SELECT VII LP

STARBOARD P FUND LP

STARBOARD VALUE R LP

STARBOARD VALUE R GP LLC

STARBOARD VALUE P GP LLC

STARBOARD LEADERS FUND LP

STARBOARD LEADERS SELECT VII GP LLC

STARBOARD LEADERS SELECT FUND LP

STARBOARD VALUE A LP

STARBOARD VALUE A GP LLC

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

MARK R. MITCHELL

PETER A. FELD

PAULINE J. BROWN

JAMES P. FOGARTY

KATHLEEN R. GUION

LESLIE S. KEATING

WILLIAM S. SIMON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2019 annual meeting of shareholders of Dollar Tree, Inc., a Virginia corporation (the “Company”).

Item 1: On January 7, 2019, Starboard delivered a letter to Gary Philbin, the Company’s President and Chief Executive Officer, with copies to Executive Chairman Bob Sasser and the Company’s Board of Directors. The full text of the letter is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 2: On January 7, 2019, Starboard issued the following press release:

STARBOARD DELIVERS LETTER TO DOLLAR TREE CEO AND BOARD OF DIRECTORS

Calls for an Exploration of All Strategic Alternatives for the Underperforming Family Dollar Business

Urges the Evaluation and Initiation of a Sophisticated Wide-Scale Market Test of a Multi-Price Point Strategy with a Few Select Price Points at Dollar Tree Bannered Stores

Has Nominated a Slate of Seven Highly-Qualified Director Candidates for Election at the Company’s 2019 Annual Meeting

NEW YORK, NY – January 7, 2019 /PRNewswire/ -- Starboard Value LP (together with its affiliates, “Starboard”), a significant shareholder of Dollar Tree, Inc. (NASDAQ: DLTR) (“Dollar Tree” or the “Company”), with an ownership interest of approximately 1.7% of the Company’s outstanding shares, today announced that it has delivered a letter to Gary Philbin, Dollar Tree’s President and Chief Executive Officer, with copies to Executive Chairman Bob Sasser and the Company’s Board of Directors (the “Board”).

The full text of Starboard’s letter to the CEO and Board can be viewed at the following link:

http://www.starboardvalue.com/wp-content/uploads/Starboard_Value_LP_Letter_to_DLTR_CEO_and_Board_01.07.2019.pdf

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:

Peter Feld, (212) 201-4878

Tom Cusack, (212) 201-4814

www.starboardvalue.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein (collectively, "Starboard"), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of director nominees at the 2019 annual meeting of shareholders of Dollar Tree, Inc., a Virginia corporation (the "Company").

STARBOARD STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are Starboard Value LP, Starboard Value and Opportunity Master Fund Ltd ("Starboard V&O Fund"), Starboard Value and Opportunity S LLC ("Starboard S LLC"), Starboard Value and Opportunity C LP ("Starboard C LP"), Starboard P Fund LP (“Starboard P LP”), Starboard Leaders Uniform LLC (“Starboard Uniform LLC”), Starboard Leaders Select VII LP (“Starboard Select VII LP”), Starboard Value R LP (“Starboard R LP”), Starboard Value R GP LLC (“Starboard R GP”), Starboard Value P GP LLC (“Starboard P GP”), Starboard Leaders Fund LP (“Starboard Leaders Fund”), Starboard Leaders Select VII GP LLC (“Starboard Select VII GP”), Starboard Leaders Select Fund LP (“Starboard Select Fund”), Starboard Value A LP (“Starboard A LP”), Starboard Value A GP LLC (“Starboard A GP”), Starboard Value GP LLC (“Starboard Value GP”), Starboard Principal Co LP (“Principal Co”), Starboard Principal Co GP LLC (“Principal GP”), Jeffrey C. Smith, Mark R. Mitchell, Peter A. Feld, Pauline J. Brown, James P. Fogarty, Kathleen R. Guion, Leslie S. Keating and William S. Simon.

As of the date hereof, Starboard V&O Fund beneficially owns directly 2,352,031 shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock"), which includes 1,360,708 shares of Common Stock underlying certain forward purchase contracts exercisable within sixty (60) days hereof. As of the date hereof, Starboard S LLC directly owns 307,172 shares of Common Stock. As of the date hereof, Starboard C LP directly owns 186,839 shares of Common Stock. As of the date hereof, Starboard Uniform LLC directly owns 165,945 shares of Common Stock. As of the date hereof, Starboard Select VII LP directly owns 296,434 shares of Common Stock. As of the date hereof, Starboard P LP directly owns 371,766 shares of Common Stock. Starboard P GP, as the general partner of Starboard P LP, may be deemed the beneficial owner of the 371,766 shares of Common Stock directly owned by Starboard P LP. Starboard R LP, as the general partner of Starboard C LP and the managing member of Starboard P GP, may be deemed the beneficial owner of an aggregate of 558,605 shares of Common Stock directly owned by Starboard C LP and Starboard P LP. Starboard R GP, as the general partner of Starboard R LP, may be deemed the beneficial owner of an aggregate of 558,605 shares of Common Stock directly owned by Starboard C LP and Starboard P LP. Starboard Leaders Fund, as a member of Starboard Uniform LLC, may be deemed the beneficial owner of the 165,945 shares of Common Stock directly owned by Starboard Uniform LLC. Starboard Select VII GP, as the general partner of Starboard Select VII LP, may be deemed the beneficial owner of the 296,434 shares of Common Stock directly owned by Starboard Select VII LP. Starboard Select Fund, as the sole member of Starboard Select VII GP, may be deemed the beneficial owner of the 296,434 shares of Common Stock directly owned by Starboard Select VII LP. Starboard A LP, as the general partner of Starboard Leaders Fund and Starboard Select Fund and the managing member of Starboard Uniform LLC, may be deemed the beneficial owner of an aggregate of 462,379 shares of Common Stock directly owned by Starboard Uniform LLC and Starboard Select VII LP. Starboard A GP, as the general partner of Starboard A LP, may be deemed the beneficial owner of an aggregate of 462,379 shares of Common Stock directly owned by Starboard Uniform LLC and Starboard Select VII LP. As of the date hereof, 277,226 shares of Common Stock were held in an account managed by Starboard Value LP (the “Starboard Value LP Account”). Starboard Value LP, as the investment manager of each of Starboard V&O Fund, Starboard C LP, Starboard Uniform LLC, Starboard Select VII LP, Starboard P LP, Starboard Leaders Fund, Starboard Select Fund and the Starboard Value LP Account and the manager of Starboard S LLC, may be deemed the beneficial owner of an aggregate of 3,957,413 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard Uniform LLC, Starboard Select VII LP, Starboard P LP and held in the Starboard Value LP Account. Each of Starboard Value GP, as the general partner of Starboard Value LP, Principal Co, as a member of Starboard Value GP, Principal GP, as the general partner of Principal Co and each of Messrs. Smith, Mitchell and Feld, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of 3,957,413 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard Uniform LLC, Starboard Select VII LP, Starboard P LP and held in the Starboard Value LP Account. As of the date hereof, Mses. Brown, Guion and Keating and Messrs. Fogarty and Simon do not own any shares of Common Stock.